Exhibit 10.33(b)

EVCI CAREER COLLEGES HOLDING CORP.
FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (herein, the *"Amendment"*) is entered into as of November 10, 2005, between EVCI Career Colleges Holding Corp., a Delaware corporation (*"Borrower"*), and Harris N.A. (*"Harris"*), as sole Lender on the date hereof and as Administrative Agent for the Lenders.

PRELIMINARY STATEMENTS

A. The Borrower, the Guarantors, and Harris entered into a certain Credit Agreement, dated as of September 16, 2005 (referred to herein as the *"Credit Agreement"*). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has requested that Harris amend the definition of Capital Expenditures set forth in the Credit Agreement, and Harris is willing to do so, with effect from and after September 30, 2005 as more fully set forth below, under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENT.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. The definition of "Capital Expenditures" set forth in Section 5.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

> *"Capital Expenditures"* means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP, but specifically excluding all expenditures for the leasing of such assets or additions to property, plant or equipment pursuant to Capital Leases, even if such expenditures would be capitalized on the balance sheet of such Person in accordance with GAAP.

SECTION 2. CONDITIONS PRECEDENT.

Upon the satisfaction of all of the following conditions precedent, this Amendment shall become effective, and shall be considered by the parties hereto to have effect from and after September 30, 2005, notwithstanding that it was entered into on the date first set forth above:

2.1. The Borrower and Harris shall have executed and delivered this Amendment.

2.2. The Guarantors shall have executed and delivered to Harris their consent to this Amendment in the form set forth below.

SECTION 3. REPRESENTATIONS.

In order to induce Harris to execute and deliver this Amendment, the Borrower hereby represents to Harris that as of the date hereof the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Administrative Agent) and that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement.

SECTION 4. MISCELLANEOUS.

4.1. The Borrower and the Guarantors heretofore executed and delivered to the Lenders the Collateral Documents. Each of the Borrower and the Guarantors hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent and Lenders thereunder, the obligations of the Borrower and Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.

4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[SIGNATURE PAGE TO FOLLOW]

This First Amendment to Credit Agreement is entered into as of the date and year first above written.

EVCI CAREER COLLEGES HOLDING CORP.

By Dr. [signature]
Name Dr. John J. McGrath
Title CEO & President

Accepted and agreed to.

HARRIS N.A., as the sole Lender and as Administrative Agent

By Ronald V. Redd [signature]
Name Ronald V. Redd
Title Vice President

GUARANTORS' ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned, pursuant to Section 12 of the Credit Agreement, has, *inter alia*, guaranteed the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability. Each of the undersigned hereby consents to the Amendment to the Credit Agreement as set forth above and confirms that its Guaranty and all of the undersigned's obligations thereunder remain in full force and effect. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Credit Agreement.

INTERBORO INSTITUTE, INC.

By [signature]
Name Dr. John J. McGrath
Title CEO

INTERBORO HOLDING, INC.

By [signature]
Name Dr. John J. McGrath
Title President

PENNSYLVANIA SCHOOL OF BUSINESS, INC.

By [signature]
Name Dr. John J. McGrath
Title CEO & President

TECHNICAL CAREER INSTITUTES, INC.

By [signature]
Name Dr. John J. McGrath
Title President